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                                    FORM 8-A
                                 ______________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                _______________

                               GLOBAL MARINE INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                         95-1849298
(State of incorporation or organization)                      (I.R.S. Employer
          Identification No.)

        777 N. ELDRIDGE PARKWAY
             Houston, Texas                                      77079-4493
(Address of principal executive offices)                         (Zip Code)

   Securities to be registered pursuant to Section 12(b) of the Act:  None.

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

                   Securities Act registration statement file number to which this form relates (if applicable): Not Applicable.

       Securities to be registered pursuant to Section 12(g) of the Act:
                     Common Stock, par value $.10 per share
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The class of securities to be registered hereby is the common stock, par value $0.10 per share (the "Common Stock"), of Global Marine Inc., a Delaware corporation (the "Company"). For descriptions of the Common Stock, the other capital stock of the Company and certain provisions included in the charter of the Company, see the information set forth under the caption "Description of Capital Stock" in the final prospectus dated October 2, 2000 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on October 4, 2000, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.


ITEM 2.   EXHIBITS.
          ---------

     Exhibit
      Number                         Description of Exhibit
     -------                        -----------------------

        *1 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on March 15, 1989, effective March 16, 1989. (Incorporated herein by this reference to Exhibit 3(i).1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

        *2 Certificate of Amendment of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 11, 1990. (Incorporated herein by this reference to Exhibit 3(i).2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

        *3 Certificate of Correction of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on September 25, 1990. (Incorporated herein by this reference to Exhibit 3(i).3 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)

        *4 Certificate of Amendment of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of Delaware on May 11, 1992. (Incorporated herein by this reference to Exhibit 3(i).4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.)


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        *5    Certificate of Amendment of the Restated Certificate of
              Incorporation of the Company as filed with the Secretary of State of Delaware on May 12, 1994. (Incorporated herein by this reference to Exhibit 4.5 of the Registrant's Registration Statement on Form S-3 (No. 33-53691 filed with the Commission on May 18, 1994.)

        *6 By-laws of the Company as amended through February 23, 1999. (Incorporated herein by this reference to Exhibit 3(ii).2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.)

        *7 Section II-7 of the By-laws of the Company as amended February 23, 1999. (Incorporated herein by this reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.)

*   Incorporated by reference as indicated pursuant to Rule 12b-32.

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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


          GLOBAL MARINE INC.


Date:  November 20, 2001              By: /s/James L. McCulloch
                                          -------------------------------------
                                          James L. McCulloch
                                          Senior Vice President, General Counsel
                                           and Assistant Secretary


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